AMENDMENT TO
DISTRIBUTION AGREEMENT

THIS AMENDMENT, dated as of the 12th day of December, 2007, by and among Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its series, Rigel U.S. Equity Large Cap Growth Fund, Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor”), and Rigel Capital, LLC, “the Advisor”), as parties to the Distribution Agreement dated as of July 24, 2006 (the “Agreement”).

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit A of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit A (“Amended Exhibit A”) attached herein.

Exhibit B of the Agreement shall be amended and replaced in its entirety by the Amended Exhibit B (“Amended Exhibit B”) attached herein.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ADVISORS SERIES TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/Douglas G. Hess	By: /s/James R. Schoenike
Name: Douglas G. Hess	James R. Schoenike
Title: President	Title: President

RIGEL CAPITAL, LLC

By: /s/John M. Corby
Name: John M. Corby
Title: Executive Vice President

Amended Exhibit A
 to the Distribution Agreement – Advisors Series Trust

Fund Names

Rigel Capital, LLC

Name of Series	Date Added

Rigel U.S. Equity Large Cap Growth Fund	5/01/2006
Rigel U.S. Equity Small-Mid Cap Growth Fund	on or after 12/28/2007